Filed Pursuant to Rule 424(b)(3)

Registration Nos. 333-228404

333-228404-02

333-228404-03

333-228404-04

333-228404-05

PROSPECTUS SUPPLEMENT NO. 2

(to Prospectus dated August 27, 2019)

INVESCO DB MULTI-SECTOR COMMODITY TRUST

INVESCO DB OIL FUND

No Common Units of Beneficial Interest

INVESCO DB PRECIOUS METALS FUND

19,600,000 Common Units of Beneficial Interest

INVESCO DB GOLD FUND

11,400,000 Common Units of Beneficial Interest

INVESCO DB BASE METALS FUND

21,000,000 Common Units of Beneficial Interest

This Prospectus Supplement No. 2 (“Supplement No. 2”) supplements and amends the prospectus dated August 27, 2019 (the “Prospectus”).

On April 24, 2020, the Invesco DB Oil Fund (“DBO”) filed a new registration statement on Form S-3 (Registration No. 333-237802-01) (the “Registration Statement”), registering 500,000,000 additional shares of DBO, as well as the 19,800,000 shares of DBO remaining available for offer and sale hereby, which was declared effective by the Securities and Exchange Commission. Upon the effectiveness of the Registration Statement, shares of DBO are no longer offered pursuant to this Prospectus and are instead offered pursuant to the prospectus dated April 24, 2020. All references to DBO are removed from this Prospectus.

Accordingly, effective immediately, shares of DBO are now offered pursuant to a new prospectus dated April 24, 2020. All references to DBO are removed from this Prospectus.

Shares of DBO, Invesco DB Precious Metals Fund, Invesco DB Gold Fund and Invesco DB Base Metals Fund are listed on NYSE Arca, Inc. under the symbols “DBO,” “DBP,” “DGL” and “DBB,” respectively.

Investing in the Shares involves significant risks. See “RISK FACTORS” starting on page 14 of the Prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 2. Any representation to the contrary is a criminal offense.

The Funds are not mutual funds or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus Supplement No. 2 is April 24, 2020.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

P-DBMSC-PRO-1-SUP-2 040320